UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8−K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C,
Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On September 10, 2012, Timothy Whitten, the President and Chief Executive Officer of Insmed Incorporated (the “Company”), resigned from employment with the Company and as a member of the Company’s Board of Directors (the “Board”) and William Lewis was appointed as the Company’s new President and Chief Executive Officer, all effective September 10, 2012.  In addition, the Board appointed Mr. Lewis to fill the vacant Board seat created by Mr. Whitten’s resignation, effective September 10, 2012.

Mr. Lewis, 43, has been engaged by the Company as an advisor since June 2012.  Mr. Lewis was a co-founder of Aegerion Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company that focuses on the development and commercialization of novel, life-altering therapeutics to treat debilitating and often fatal rare diseases, and served as its President and Chief Financial Officer from March 2005 to June 2011.  Prior to that, Mr. Lewis served in a variety of investment banking positions with Wells Fargo Securities (2002 to 2004), Robertson Stephens (2000 to 2002) and J.P. Morgan & Co. (1995 to 2000).

Employment Agreement of New Chief Executive Officer

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lewis on September 10, 2012.  Under the terms of the Employment Agreement, Mr. Lewis will receive an annual base salary of $425,000, which may be increased from time to time in the discretion of the Board.  The Employment Agreement also provides that Mr. Lewis will be eligible to participate in the Company’s annual bonus program for executives and will have a target annual bonus opportunity equal to 50% of his base salary.

In connection with the commencement of his employment, the Company granted to Mr. Lewis a stock option (the “Initial Option”) to purchase 708,314 shares of the Company’s common stock at $3.40 per share.  This option will vest over four years, based on Mr. Lewis’ continued service to the Company.  In addition, if the Company conducts an equity financing transaction before May 1, 2013, the Company agreed in the Employment Agreement to grant another stock option to Mr. Lewis (the “Top-Up Option”) to purchase such number of shares of the Company’s common stock that, when combined with the shares underlying the Initial Option, equals 2.6% of the number of fully diluted shares of common stock of the Company determined as of the grant date of the Top-Up Option.  If granted, the Top-Up Option would have an exercise price equal to the fair market value of the Company’s common stock on its grant date and would vest over four years, based on Mr. Lewis’ continued service to the Company.

The Employment Agreement also provides that Mr. Lewis will be entitled to certain severance benefits if his employment ceases under specified circumstances. If Mr. Lewis is terminated without cause or resigns for good reason, he will receive (i) a pro rata cash bonus for the year of severance (based on the actual performance of the Company in that year), (ii) cash severance equal to his annual salary and target cash bonus for the fiscal year of severance (payable over twelve months), (iii) subsidized COBRA coverage for 18 months, and (iv) vesting of any time-vested equity awards granted at least one year prior to the termination date. However, if the severance event occurs within two years following a change in control: (x) the cash severance will be doubled and will be paid in a lump sum (instead of installments), and (y) any time-vested equity awards granted to Mr. Lewis within the preceding year will also become vested. Payment of any severance benefits is subject to the requirement that Mr. Lewis execute a release of claims against the Company and its affiliates.

Finally, the Employment Agreement also contains customary non-competition, non-solicitation, confidentiality, intellectual property and indemnification provisions.

Letter Agreement with Timothy Whitten

In connection with the cessation of his employment, the Company entered into a letter agreement with Mr. Whitten on September 10, 2012 (the “Whitten Letter”) pursuant to which (i) Mr. Whitten will receive $726,042, payable in a lump sum within 30 days, (ii) Mr. Whitten will receive $159,375, payable in three monthly installments commencing six months and one day after his resignation date, (iii) otherwise unvested equity awards held by Mr. Whitten became vested, (iv) all stock options held by Mr. Whitten will remain outstanding for one year, and (v) Mr. Whitten and his eligible dependents will receive subsidized COBRA coverage for 18 months. The Whitten Letter also includes a customary release by Mr. Whitten of claims against the Company and its affiliates and a mutual commitment by the parties not to disparage each other.

Chairman of the Board

In connection with the leadership changes described above, the Company also announced that Donald J. Hayden, Jr. would transition from service as the Company’s Executive Chairman back to service as the non-executive Chairman of the Board, effective September 10, 2012.  As a result of this change in his position, Mr. Hayden ceased to be an officer and employee of the Company and he and the Company agreed to terminate his employment agreement.  No severance or termination benefits will be paid to him as a result of the termination of his employment agreement.  Mr. Hayden will not participate in the Company’s 2012 annual cash bonus program, although the Board will consider awarding him a discretionary bonus in respect of his service as the Executive Chairman of the Company.  Prospectively, Mr. Hayden will be compensated for his service as Chairman of the Board in accordance with the Company’s non-employee director compensation policies and practices, as in effect from time to time.  The Company and Mr. Hayden entered into a letter agreement confirming these matters on September 10, 2012 (the “Hayden Letter”).

The foregoing descriptions of the Employment Agreement, the Whitten Letter and the Hayden Letter are qualified in their entireties by reference to the full text of such agreements, copies of which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The Company issued a press release regarding these leadership changes dated September 10, 2012, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Insmed Incorporated and William H. Lewis, dated September 10, 2012.

10.2	Severance Agreement between Insmed Incorporated and Timothy Whitten, dated September 10, 2012.

10.3	Letter Agreement between Insmed Incorporated and Donald Hayden, Jr., dated September 10, 2012.

99.1	Press Release, dated September 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2012

INSMED INCORPORATED

By:	/s/ Andrea Holtzman Drucker, Esq.
Name:	Andrea Holtzman Drucker
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between Insmed Incorporated and William H. Lewis, dated September 10, 2012.

10.2	Severance Agreement between Insmed Incorporated and Timothy Whitten, dated September 10, 2012.

10.3	Letter Agreement between Insmed Incorporated and Donald Hayden, Jr., dated September 10, 2012.

99.1	Press Release, dated September 11, 2012.